UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2021

AEYE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39699	37-1827430
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

One Park Place, Suite 200, Dublin, California	94568
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (925) 400-4366

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	LIDR	The Nasdaq Stock Market LLC
Warrants to receive one share of Common Stock	LIDRW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K/A is filed solely to make certain typographic corrections to the section numbering in Exhibit 10.1 of the Current Report on Form 8-K of AEye, Inc. that was filed with the Securities and Exchange Commission on December 9, 2021 (the “Original Form 8-K”). No other modifications to the Original Form 8-K, or the exhibits filed thereto, are being made by this Form 8-K/A. This Form 8-K/A speaks as of the original filing date of the Original Form 8-K, does not reflect events that may have occurred subsequent to the original filing date and does not modify or update in any way disclosures made in the Original Form 8-K, except as otherwise set forth in this Form 8-K/A.

Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2021, AEye, Inc. (the “Company”) entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) with Tumim Stone Capital LLC (“Tumim Stone”), pursuant to which Tumim Stone has committed to purchase, subject to certain limitations, up to $125 million of the Company’s common stock, par value $0.0001 per share (the “Total Commitment”).

Under the terms and subject to the conditions of the Purchase Agreement, the Company has the right, but not the obligation, to sell to Tumim Stone, and Tumim Stone is obligated to purchase, up to the Total Commitment. Such sales of common stock by the Company, if any, will be subject to certain limitations, and may occur from time-to-time in the Company’s sole discretion, over the period commencing once certain customary conditions are satisfied, including the filing and securing effectiveness of a resale registration statement with the U.S. Securities and Exchange Commission with respect to the shares to be sold to Tumim Stone under the Purchase Agreement, and ending on the first day of the month following the 36-month anniversary of the closing date under the Purchase Agreement (the “Termination Date”).

Tumim Stone has no right to require the Company to sell any shares of common stock to Tumim Stone, but Tumim Stone is obligated to make purchases as the Company directs, subject to certain conditions. Shares will be issued from the Company to Tumim Stone at a 3.85% discount to the one-day forward volume-weighted average price from the date a purchase notice is issued, plus an additional fee of 2% payable to the placement agent (to a cumulative maximum of $2 million) with respect to the issuance and sale of the shares pursuant to the Purchase Agreement. There are no upper limits on the price per share that Tumim Stone must pay for shares of the Company’s common stock. Actual sales of shares of common stock to Tumim Stone will depend on a variety of factors to be determined by the Company from time-to-time, including, among other things, market conditions, the trading price of the Company’s common stock, and determinations by the Company as to the appropriate sources of funding for the Company and its operations.

Under the applicable Nasdaq rules, the Company may not issue to Tumim Stone under the Purchase Agreement more than 30,865,419 shares of its common stock, which number of shares is equal to 19.99% of the shares of the Company’s common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Exchange Cap”), unless (i) the Company obtains stockholder approval to issue shares of its common stock in excess of the Exchange Cap in accordance with applicable Nasdaq rules, or (ii) the average purchase price per share paid by Tumim Stone for all shares of the Company’s common stock, if any, that the Company elects to sell to Tumim Stone under the Purchase Agreement equals or exceeds the lower of (a) the Nasdaq official closing price for the Company’s common stock immediately preceding the execution of the Purchase Agreement, and (b) the arithmetic average of the five Nasdaq official closing prices for the common stock during the 5-trading day period immediately preceding the execution of the Purchase Agreement, as adjusted so that the Exchange Cap will not apply to issuances of common stock under the Purchase Agreement under applicable Nasdaq rules.

Moreover, the Company may not issue or sell any shares of its common stock to Tumim Stone under the Purchase Agreement which, when aggregated with all other shares of the Company’s common stock then beneficially owned by Tumim Stone and its affiliates (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder), would result in Tumim Stone beneficially owning more than 9.99% of the outstanding shares of the Company’s common stock.

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The net proceeds from sales, if any, under the Purchase Agreement to the Company will depend on the frequency and prices at which the Company sells shares of its common stock to Tumim Stone. The Company expects that any proceeds received by the Company from such sales to Tumim Stone will be used for working capital and general corporate purposes.

Tumim has covenanted not to enter into or effect, in any manner whatsoever, directly or indirectly, any short sales of the Company’s common stock or hedging transaction which establishes a net short position with respect to the Company’s common stock.

As consideration for Tumim Stone’s irrevocable commitment to purchase shares of the Company’s common stock upon the terms of and subject to satisfaction of the conditions set forth in the Purchase Agreement, upon execution of the Purchase Agreement, the Company will promptly issue 302,634 shares of its common stock to Tumim Stone.

The Purchase Agreement and the Registration Rights Agreement contain customary representations, warranties, conditions, and indemnification obligations of the parties. The Company has the right to terminate the Purchase Agreement at any time, at no cost or penalty, subject to certain conditions and the survival of certain provisions of the Purchase Agreement and the Registration Rights Agreement. The Purchase Agreement will automatically terminate upon the Termination Date, the date on which the Investor shall have purchased the Total Commitment, the date on which the Company’s common stock shall have failed to be listed or quoted on any eligible market, or in the event of certain bankruptcy proceedings by or against the Company. Tumim Stone may terminate the Purchase Agreement upon (i) the occurrence of an event constituting a material adverse effect (as defined in the Purchase Agreement), (ii) the occurrence of a change of control transaction, (iii) the failure by the Company to file a registration statement by the applicable deadline set forth in the Registration Rights Agreement, (iv) the lapse of the effectiveness, or unavailability of, a registration statement filed by the Company pursuant to the Registration Rights Agreement for a period of 30 consecutive trading days or for more than an aggregate of 120 trading days in any 365-day period, (v) the suspension of trading of the Company’s common stock for a period of three (3) consecutive trading days, or (vi) the material breach of the Purchase Agreement by the Company, which breach is not cured within the applicable cure period.

The foregoing descriptions of the Purchase Agreement and the Registration Rights Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibits 10.1 and 4.1, respectively, and each of which is incorporated herein in its entirety by reference. The representations, warranties, and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

This current report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of common stock in any state or jurisdiction in which such an offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

In the Purchase Agreement, Tumim Stone represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”)). The securities referred to in this Current Report on Form 8-K are being issued and sold by the Company to Tumim Stone in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

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Item 7.01	Regulation FD Disclosure.

On December 8, 2021, the Company issued a press release (the “Press Release”) announcing that the Company entered into the Purchase Agreement with Tumim Stone. A copy of the Press Release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information provided in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statement and Exhibits.

(d)       Exhibits.

Exhibit Number	Description

4.1	Registration Rights Agreement by and between AEye, Inc. and Tumim Stone Capital LLC, dated December 8, 2021.

10.1	Common Stock Purchase Agreement by and between AEye, Inc. and Tumim Stone Capital LLC, dated December 8, 2021.

99.1	Press release dated December 8, 2021

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEye, Inc.

Dated: December 15, 2021
	By:	/s/ Andrew S. Hughes
Andrew S. Hughes
Senior Vice President, General Counsel & Corporate Secretary